                                                                    EXHIBIT 21.1
                                  Subsidiaries
                                  ------------

Name                                                        Jurisdiction of
----                                                         Organization
                                                            ---------------
Canguard, Inc.                                                Ontario

Compagnie Europeenne de Telesecurite S.A.                     France

Network Multi-Family Security Corporation                     Delaware

Protection One Alarm Monitoring, Inc.                         Delaware

Protection One Alarm Monitoring of Mass., Inc.                Massachusetts

Protection One Canada, Inc.                                   Ontario

Protection One France, EURL                                   France

Protection One, Inc.                                          France

Protection One International, Inc.                            Delaware

Protection One Investments, Inc.                              Delaware

Protection One (UK) plc                                       United Kingdom

Westar Aviation, Inc.                                         Kansas

Westar Communications, Inc.                                   Kansas

Westar Limited Partners, Inc.                                 Kansas

Westar Limited Partners II, Inc.                              Kansas

Western Resources Bermuda, Ltd.                               Bermuda

Wing Turkey, Inc.                                             Delaware